AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2004

                                                       FILE NO. 811-05813
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                   FORM N-1A


                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 19



                            LIQUID RESERVES PORTFOLIO
                       (FORMERLY CASH RESERVES PORTFOLIO)
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   125 BROAD STREET, NEW YORK, NEW YORK 10004
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                               ROBERT I. FRENKEL
             300 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 WITH A COPY TO
                             ROGER P. JOSEPH, ESQ.
                             BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

==============================================================================



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                                EXPLANATORY NOTE


     Liquid Reserves Portfolio (formerly Cash Reserves Portfolio) has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.



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                                     PART A


Responses to Items 1,2,3,5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.


Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks.

PORTFOLIO GOAL


The goal of Liquid Reserves Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with preservation of capital. The Portfolio's goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.


MAIN INVESTMENT STRATEGIES

The Portfolio invests only in high quality, short-term money market instruments denominated in U.S. dollars. These may include:

o obligations of U.S. and non-U.S. banks;

o commercial paper and asset backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

The Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances.

The Portfolio's principal investment strategies are the strategies that, in the opinion of the Portfolio's manager are most likely to be important in trying to achieve the Portfolio's investment goal. Of course, there can be no assurance that the Portfolio will achieve its goal. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

The Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, all of the Portfolio's investments must be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be high quality, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's or Standard & Poor's, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within these two rating categories there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.

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The Portfolio invests only in "first tier" securities, which are securities rated in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion are of comparable quality. The Portfolio's investment goals and policies may be changed without a shareholder vote.

Money market instruments in which the Portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

WHAT ARE MONEY MARKET INSTRUMENTS?

A money market instrument is a short-term IOU issued by banks or other corporations, or the U.S. or a foreign government or state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debt), and asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables). In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Portfolio invests in high quality U.S. dollar-denominated money market instruments of U.S. and non-U.S. issuers. These obligations include U.S. government obligations, obligations of U.S. and non-U.S. banks, obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada, commercial paper, asset backed securities and repurchase agreements. The Portfolio's U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States. While the Portfolio may invest in all of these types of obligations, the Portfolio may invest more than 25% of its assets in bank obligations, including certificates of deposit, fixed time deposits and bankers' acceptances.

MANAGEMENT STYLE. Managers of mutual funds use different styles when selecting securities to purchase. The Portfolio's manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

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MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Portfolio. Please remember that an investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Portfolio are described below. Please note that there are many other factors that could adversely affect your investment and that could prevent the Portfolio from achieving its goal; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, you should carefully consider the risks that you will assume.

YIELD FLUCTUATION. The Portfolio invests in short term money market instruments. As a result, the amount of income paid to you by the Portfolio will go up or down depending on day to day variations in short term interest rates. Investing in high quality, short term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

CREDIT RISK. The Portfolio invests in high quality debt securities, meaning securities that are rated, when the Portfolio buys them, in the highest short term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion, are of comparable quality. However, it is possible that some issuers will be unable to make the required payments on debt securities held by the Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of your investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment or other market event could cause the value of your investment in the Portfolio, or its yield, to decline.

FOREIGN SECURITIES. You should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Non-U.S. markets also may offer less protection to investors, such as the Portfolio.

CONCENTRATION IN THE BANKING INDUSTRY. The Portfolio may concentrate in bank obligations. This means that an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.

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Item 6.  Management, Organization and Capital Structure.

MANAGER

The Portfolio's investment manager is Citi Fund Management Inc. ("Citi Fund Management" or the "Manager"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects the Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup, Inc. ("Citigroup"). Citigroup businesses produce a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of the Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolio, the Manager does not obtain or use material inside information acquired by any division, department or affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolio.


RECENT DEVELOPMENTS

During the period from 1997 - 1999, Citicorp Trust Bank, fsb ("Citicorp
Trust"), an affiliate of Citigroup Asset Management ("CAM"), entered the transfer agent business. CAM is the Citigroup business unit that includes the Portfolio's investment manager and other investment advisory companies. Citicorp Trust hired a subcontractor to perform some of the transfer agent services. The subcontractor, in exchange, signed a separate agreement with CAM in 1998 that guaranteed investment management revenue to CAM and investment banking revenue to a CAM affiliate. The sub-contractor's business was later taken over by PFPC Inc. and at that time the revenue guarantee was eliminated and a one-time payment was made by the subcontractor to a CAM affiliate.

CAM did not disclose the revenue guarantee agreement when the board of the Portfolio and various other CAM-managed funds hired Citicorp Trust as transfer agent. Nor did CAM disclose the one-time payment to the boards of the CAM-managed funds when it was made.

CAM is taking corrective actions. CAM will pay to the applicable funds approximately $17 million (plus interest) that CAM and its affiliates received from the revenue guarantee agreement and the one-time payment. CAM is also conducting an independent review to verify that the transfer agency fees charged by Citicorp Trust were fair compared to competitive alternatives. CAM is strengthening its procedures in order to avoid similar situations in the future.

CAM has given this information to regulators and other government authorities, and understands that the SEC and the U.S. Attorney are investigating this situation.


MANAGEMENT FEES

For the fiscal year ended August 31, 2003, the fees paid by the Portfolio to Citi Fund Management, after waivers, were 0.08% of the Portfolio's average daily net assets for that fiscal year.

CAPITAL STOCK

Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may be transferred with prior written consent of the Trustees, and an investor may withdraw all or any portion of its investment at any time at net asset value. The Trustees may cause an investor's interests to be redeemed under certain circumstances.


Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

The Portfolio calculates its net income at 3:00 p.m. Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. All the Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which the Portfolio invests close early, net income may be calculated as of the earlier close of those markets. The Portfolio's securities are valued at amortized cost, which is approximately equal to market value.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is

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received by the Portfolio. The net asset value of the Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 3:00 p.m. Eastern time. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the "1940 Act"). This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

The Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolio does not expect to pay any federal income or excise taxes, and, generally, investors in the Portfolio should not recognize income or loss for federal income tax purposes when they invest in the Portfolio or when they receive distributions or make withdrawals from the Portfolio unless cash distributions or withdrawals exceed an investor's adjusted basis in its interest in the Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the Portfolio's ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

The Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the federal income tax requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.



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Item 8.  Distribution Arrangements.

The exclusive placement agent for the Portfolio is Citigroup Global Markets which receives no compensation for serving as the Portfolio's exclusive placement agent.


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                                     PART B



Item 10.  Cover Page and Table of Contents.


    This Part B sets forth information with respect to Liquid Reserves Portfolio (the "Portfolio"), an investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is December 29, 2003.



TABLE OF CONTENTS                                                        Page
                                                                         ----

Portfolio History........................................................ B-2
Description of the Portfolio and Its Investments and Risks............... B-2
Management of the Portfolio.............................................. B-8
Control Persons and Principal Holders
  of Securities.......................................................... B-17
Investment Advisory and Other Services................................... B-18
Brokerage Allocation and Other Practices................................. B-19
Capital Stock and Other Securities....................................... B-20
Purchase, Redemption and Pricing of
  Securities............................................................. B-21
Taxation of the Portfolio................................................ B-22
Underwriters............................................................. B-23
Calculations of Performance Data......................................... B-23

Financial Statements..................................................... B-24


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Item 11.  Portfolio History.


     The Portfolio was organized as a trust under the laws of the State of New York on May 23, 1989. The Portfolio changed its name from Cash Reserve Portfolio to Liquid Reserves Portfolio on February 27, 2004.



Item 12.  Description of the Portfolio and Its Investments and Risks.

     The investment objective of the Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with the preservation of capital. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio.

     The approval of the investors in the Portfolio would not be required to change any of the Portfolio's investment policies. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.

     The Portfolio seeks its investment objective through investments in high quality U.S. dollar-denominated money market instruments. All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition, and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. All investments by the Portfolio are in "first tier" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager") under procedures approved by the Board of Trustees) and are determined by the Manager under procedures approved by the Board of Trustees to present minimal credit risks. Investments in high quality, short term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash reserves pending investment. Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer. The Portfolio's investments may include, under normal circumstances, the following:

          (1) Bank obligations -- The Portfolio may, from time to time, invest up to 100% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances. Up to 25% of the Portfolio's assets may be invested at any time in dollar-denominated obligations of foreign banks, and all of the Portfolio's assets may be invested at any time in obligations of domestic banks, as that term has been interpreted by the Securities and Exchange Commission (the "SEC"). Under SEC interpretations, a U.S. branch of a foreign bank may be considered a domestic bank if the U.S. branch of the foreign bank is subject to the same regulations as a U.S. bank. Likewise, a non-U.S. branch of a U.S. bank may be considered a domestic bank if the investment risk associated with investing in instruments issued by the non-U.S. branch is the same, in the opinion of the Manager, as that of investing in instruments issued by the branch's domestic parent.

          The Portfolio limits its investments in U.S. bank obligations (including, for these purposes, their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. government. The Portfolio may also invest in certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC"), having total assets of less than $1 billion, provided that the Portfolio at no time owns more than $100,000 principal amount of certificates of deposit (or any higher

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     principal amount which in the future may be fully insured by FDIC insurance) of any one of those issuers.

     Certificates of deposit are savings certificates generally issued by commercial banks that bear a maturity date and a specified interest rate, and can be issued in any denomination. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on the Portfolio's right to transfer a beneficial interest in the deposit to a third party. A bankers' acceptance is a draft drawn on and accepted by a bank that orders payment to a third party at a later date. Bankers' acceptances generally act as a negotiable time draft for financing imports, exports, or other transactions in goods.

     U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

     The Portfolio limits its investments in "non-U.S. bank obligations" to U.S. dollar-denominated obligations of banks that at the time of investment are non-U.S. branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are U.S. or non-U.S. branches of non-U.S. banks that (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Manager, are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank's obligations may be limited by the terms of the specific obligation or by governmental regulation. The Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolio does not purchase any bank obligation of any affiliate of the Manager.

     Since the Portfolio may hold investments in non-U.S. bank obligations, an investment in the Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by the Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by the Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

     The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, the Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, the Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

     U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, the Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

     Non-U.S. banks in whose obligations the Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

     (2) Obligations of, or guaranteed by, non-U.S. governments. The Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described in subsection (1) above in connection with the purchase of non-U.S. bank obligations.

     (3) Commercial paper rated Prime-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Ratings Group ("Standard & Poor's") or, if not rated, determined to be of comparable quality by the Manager under procedures approved by the Board of Trustees, such as unrated commercial paper issued by corporations having an outstanding unsecured debt issue currently rated Aaa by Moody's or AAA by Standard & Poor's. Commercial paper is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

     (4) Obligations of, or guaranteed by, the U.S. government, its agencies or instrumentalities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. Examples of each of the three types of obligations described in the preceding sentence are (i) obligations guaranteed by the Export-Import Bank of the United States,
     (ii) obligations of the Federal Home Loan Mortgage Corporation, and (iii) obligations of the Student Loan Marketing Association, respectively.

     (5) Repurchase agreements, providing for resale within 397 days or less, covering obligations of, or guaranteed by the U.S. government, its agencies or instrumentalities which may have maturities in excess of 397 days. The Portfolio may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. All repurchase agreements entered into by the Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's total net assets.

     (6) Asset-backed securities, that represent fractional interests in pools of retail installment loans, both secured, such as certificates for automobile receivables ("CARS") and unsecured, or leases or fractional interests in pools of revolving credit card receivables ("CARDS"), both secured and unsecured, as well as other asset-backed securities. These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Underlying automobile sales contracts, leases or credit card receivables are subject to prepayment, which may reduce the overall return to certificate holders. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables and reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. Certificate holders may also experience delays in payment on the certificates or losses if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objectives and policies, the Portfolio may invest in other asset-backed securities.

     The Portfolio does not purchase securities which it believes, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments or to prevent the Portfolio from receiving any value in U.S. dollars from its investment in non-U.S. securities.

STRUCTURED INSTRUMENTS

     The Portfolio may invest in structured instruments. Structured instruments are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which the Portfolio holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the Portfolio's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds," which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products," in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships," which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement. Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations.


LENDING OF SECURITIES

     Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE") (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by the Portfolio would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would receive any income generated by the Portfolio's investment of the collateral (subject to a rebate payable to the borrower). The borrower alternatively may pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.


PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

     The Portfolio may invest up to 10% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

                            INVESTMENT RESTRICTIONS

     The Portfolio has adopted the following policies which may not be changed without approval by holders of a majority of the outstanding voting securities of the Portfolio, which as used in Part B of this Registration Statement means the vote of the lesser of (i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     The Portfolio may not:

     (1) borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (2) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a Portfolio security.

     (3) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, future contracts and forward contracts) in the ordinary course of its business. The Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

     (4) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

     (5) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest at least 25% of its assets in bank obligations issued by domestic banks.

     As a non-fundamental policy, the Portfolio will not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

     PERCENTAGE AND RATING RESTRICTIONS. If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstances is not considered a violation of policy.

Item 13.  Management of the Portfolio.


TRUSTEES AND EXECUTIVE OFFICERS AS OF DECEMBER 29, 2003



     The Portfolio is supervised by a Board of Trustees. A majority of the Trustees are not affiliated with the Manager. The Trustees and officers of the Trust, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup, Inc. ("Citigroup") they oversee, and other directorships they hold are set forth below. The address of each Trustee, unless otherwise provided, is c/o R. Jay Gerken, 399 Park Avenue, New York, New York 10022. The address for Mr. Shoup and Ms. Guggino, officers of the Trust, is 125 Broad Street, New York, New York 10004. The address for all other officers is 300 First Stamford Place, Stamford, Connecticut 06902. Each Trustee and officer holds office until that individual resigns, retires or is otherwise removed.

     An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Portfolio noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.

NAME AND AGE             POSITION(S)   LENGTH          PRINCIPAL          NUMBER OF        OTHER BOARD
                         HELD WITH     OF TIME        OCCUPATION(S)      PORTFOLIOS        MEMBERSHIPS
                            FUND       SERVED       DURING PAST FIVE         IN              HELD BY
                                                          YEARS             FUND          TRUSTEE DURING
                                                                           COMPLEX       PAST FIVE YEARS
                                                                         OVERSEEN BY
                                                                           TRUSTEE
NON-INTERESTED
TRUSTEES:
Elliott J. Berv         Trustee       Since 1990  President and Chief        37           Board Member,
Age 60                                            Operations Officer,                     American Identity
                                                  Landmark City (real                     Corp. (doing business
                                                  estate development)                     as Morpheus
                                                  (since 2002);                           Technologies)
                                                  Executive Vice                          (biometric
                                                  President and Chief                     information
                                                  Operations Officer,                     management) (since
                                                  DigiGym Systems                         2001; consultant
                                                  (on-line personal                       since 1999);
                                                  training systems)                       Director, Lapoint
                                                  (since 2001); former                    Industries
                                                  Chief Executive                         (industrial filter
                                                  Officer, Rocket City                    company) (since
                                                  Enterprises                             2002); Director,
                                                  (internet service                       Alzheimer's
                                                  company) (from 2000                     Association (New
                                                  to 2001); President,                    England Chapter)
                                                  Catalyst                                (since 1998).
                                                  (consulting) (since
                                                  1994).

Donald M. Carlton       Trustee       Since 2001  Consultant, URS            32           Director, American
Age 66                                            Corporation                             Electric Power
                                                  (engineering) (since                    (electric utility)
                                                  1999); former Chief                     (since 1999);
                                                  Executive Officer,                      Director, Valero
                                                  Radian International                    Energy (petroleum
                                                  L.L.C. (engineering)                    refining) (since
                                                  (from 1996 to 1998);                    1999); Director,
                                                  Member of Management                    National Instruments
                                                  Committee, Signature                    Corp. (technology)
                                                  Science (research                       (since 1994).
                                                  and development)
                                                  (since 2000).

A. Benton Cocanougher   Trustee       Since 2001  Dean Emeritus and          32           Former Director,
Age 65                                            Wiley Professor,                        Randall's Food
                                                  Texas A&M University                    Markets, Inc. (from
                                                  (since 2001); former                    1990 to 1999); former
                                                  Dean and Professor                      Director, First
                                                  of Marketing,                           American Bank and
                                                  College and Graduate                    First American
                                                  School of Business                      Savings Bank (from
                                                  of Texas A&M                            1994 to 1999).
                                                  University (from
                                                  1987 to 2001).

Mark T. Finn            Trustee       Since 2001  Adjunct Professor,         37           Former President and
Age 60                                            William College                         Director, Delta
                                                  (since September                        Financial, Inc.
                                                  2002);                                  (investment advisory
                                                  Principal/Member,                       firm) (from 1983 to
                                                  Belvan                                  1999).
                                                  Partners/Balfour
                                                  Vantage - Manager
                                                  and General Partner
                                                  to the Vantage Hedge
                                                  Fund, LP (since
                                                  March 2002);
                                                  Chairman and Owner,
                                                  Vantage Consulting
                                                  Group, Inc.
                                                  (investment advisory
                                                  and consulting firm)
                                                  (since 1988); former
                                                  Vice Chairman and
                                                  Chief Operating
                                                  Officer, Lindner
                                                  Asset Management
                                                  Company, (mutual
                                                  fund company) (from
                                                  March 1999 to 2001);
                                                  former General
                                                  Partner and
                                                  Shareholder,
                                                  Greenwich Ventures,
                                                  LLC (investment
                                                  partnership) (from
                                                  1996 to 2001);
                                                  former President,
                                                  Secretary, and
                                                  Owner, Phoenix
                                                  Trading Co.
                                                  (commodity trading
                                                  advisory firm) (from
                                                  1997 to 2000).

Stephen Randolph Gross  Trustee       Since 2001  Partner, Capital           32           Director, United
Age 56                                            Investment Advisory,                    Telesis, Inc.
                                                  Partners                                (telecommunications)
                                                  (consulting) (since                     (since 1997);
                                                  January 2000);                          Director, ebank.com,
                                                  former Managing                         Inc. (since 1997);
                                                  Director,                               Director, Andersen
                                                  Fountainhead                            Calhoun Inc.
                                                  Ventures, LLC                           (assisted living)
                                                  (consulting) (from                      (since 1987); former
                                                  1998 to 2002);                          Director, Charter
                                                  Secretary, Carint                       Bank, Inc. (from 1987
                                                  N.A. (manufacturing)                    to 1997); former
                                                  (since 1988); former                    Director, Yu Save,
                                                  Treasurer, Hank                         Inc. (internet
                                                  Aaron Enterprises                       company) (from 1998
                                                  (fast food                              to 2000); former
                                                  franchise) (from                        Director, Hotpalm,
                                                  1985 to 2001);                          Inc. (wireless
                                                  Chairman, Gross,                        applications) (from
                                                  Collins & Cress, PC;                    1998 to 2000); former
                                                  (accounting. firm)                      Director Ikon
                                                  (since 1980);                           Ventures, Inc. (from
                                                  Treasurer, Coventry                     1997 to 1998).
                                                  Limited, Inc. (since
                                                  1985).

Diana R. Harrington     Trustee       Since 2001  Professor, Babson          37           Former Trustee, The
Age 63                                            College (since 1993).                   Highland Family of
                                                                                          Funds (investment
                                                                                          company) (from March
                                                                                          1997 to March 1998).

Susan B. Kerley         Trustee       Since 2001  Consultant,                37           Director, Eclipse
Age 52                                            Strategic Management                    Funds (currently
                                                  Advisors, LLC -                         supervises 17
                                                  Global Research                         investment companies
                                                  Associates, Inc.                        in fund complex)
                                                  (investment                             (since 1990).
                                                  consulting) (since
                                                  1990).

Alan G. Merten          Trustee       Since 2001  President, George          32           Director, Digital Net
Age 61                                            Mason University                        Holdings, Inc. (since
                                                  (since 1996).                           October 2003);
                                                                                          Director, Comshare,
                                                                                          Inc. (information
                                                                                          technology) (since
                                                                                          1985); former
                                                                                          Director, Indus
                                                                                          (information
                                                                                          technology) (from
                                                                                          1995 to 1997).

C. Oscar Morong, Jr.    Trustee       Since 2001  Managing Director,         37           Former Director,
Age 68                                            Morong Capital                          Indonesia Fund
                                                  Management (since                       (closed-end fund)
                                                  1993).                                  (from 1990 to 1999);
                                                                                          Trustee, Morgan
                                                                                          Stanley Institutional
                                                                                          Fund (currently
                                                                                          supervises 75
                                                                                          investment companies)
                                                                                          (since 1993).

R. Richardson Pettit    Trustee       Since 2001  Professor of               32           None
Age 61                                            Finance, University
                                                  of Houston
                                                  (form 1977 to 2002);
                                                  Independent
                                                  Consultant (since
                                                  1984).

Walter E. Robb, III     Trustee       Since 1990  President, Benchmark       37           Director, John Boyle
Age 77                                            Consulting Group,                       & Co., Inc.
                                                  Inc. (service                           (textiles) (since
                                                  company) (since                         1999); Director,
                                                  1991); Sole                             Harbor Sweets, Inc.
                                                  Proprietor, Robb                        (candy) (since 1990);
                                                  Associates                              Director, W.A. Wilde
                                                  (financial                              Co. (direct media
                                                  consulting) (since                      marketing) (since
                                                  1978); co-owner,                        1982); Director,
                                                  Kedron Design                           Alpha Grainger
                                                  (gifts) (since                          Manufacturing, Inc.
                                                  1978); former                           (electronics) (since
                                                  President and                           1983); former
                                                  Treasurer, Benchmark                    Trustee, MFS Family
                                                  Advisors, Inc.                          of Funds (investment
                                                  (corporate financial                    company) (from 1985
                                                  consulting) (from                       to 2001); Harvard
                                                  1989 to 2000).                          Club of Boston (Audit
                                                                                          Committee) (since
                                                                                          2001).

INTERESTED TRUSTEE:

R. Jay Gerken*          Chairman,     Since 2002  Managing Director of   Chairman         N/A
Age 52                  President                 Citigroup Global       of the
                        and Chief                 Markets Inc.           Board,
                        Executive                 ("CGM"); Chairman,     Trustee or
                        Officer                   President and Chief    Director
                                                  Executive Officer of   of 220
                                                  SBFM, Travelers        funds in
                                                  Investment Adviser,    the
                                                  Inc. ("TIA") and       Citigroup
                                                  Citi Fund Management   Fund
                                                  Inc. ("CFM");          complex
                                                  President and Chief
                                                  Executive Officer of
                                                  certain mutual funds
                                                  associated with
                                                  Citigroup Inc.;
                                                  formerly, Portfolio
                                                  Manager of Smith
                                                  Barney Allocation
                                                  Series Inc. (from
                                                  1996-2001) and Smith
                                                  Barney Growth and
                                                  Income Fund (from
                                                  1996-2001).

OFFICERS:


Andrew Shoup*           Senior Vice   Since 2003  Director of            N/A              N/A
Age 47                  President                 Citigroup Asset
                        and Chief                 Management; Chief
                        Administrative            Administrative
                        Officer                   Officer of mutual
                                                  funds associated
                                                  with Citigroup Inc.;
                                                  Head of
                                                  International Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management (from
                                                  2001 to 2003);
                                                  Director of Global
                                                  Funds Administration
                                                  of Citigroup Asset
                                                  Management from
                                                  (2000 to 2001); Head
                                                  of U.S. Citibank
                                                  Funds Administration
                                                  of Citigroup Asset
                                                  Management (from
                                                  1998 to 2000).

Frances Guggino*        Controller    Since 2002  Vice President,        N/A              N/A
Age 46                                            Citigroup Asset
                                                  Management (since
                                                  1991), Controller of
                                                  certain Funds
                                                  associated with
                                                  Citigroup Inc.
                                                  (since 1999);
                                                  Controller of
                                                  certain funds
                                                  associated with
                                                  Citigroup Inc.
                                                  (since 1999).

Robert I. Frenkel*      Secretary     Since 2000  Managing Director      N/A              N/A
Age 48                  Chief Legal   Since 2003  and General Counsel,
                        Officer                   Global Mutual Funds
                                                  for Citigroup Asset
                                                  Management and its
                                                  predecessor (since
                                                  1994); Secretary of
                                                  Citi Fund Management
                                                  Inc.; Secretary of
                                                  certain funds
                                                  associated with
                                                  Citigroup Inc.;
                                                  Chief Legal Officer
                                                  of mutual funds
                                                  associated with
                                                  Citigroup Inc.

Andrew Beagley*         Chief         Since 2002  Chief Anti-Money       N/A              N/A
Age 41                  Anti-Money                Laundering
                        Laundering                Compliance Officer
                        Compliance                of mutual funds
                        Officer                   associated with
                                                  Citigroup Inc.;
                                                  Director, Citigroup
                                                  Global Markets
                                                  (since 2000);
                                                  Director of
                                                  Compliance, North
                                                  America, Citigroup
                                                  Asset Management
                                                  (since 2000);
                                                  Director of
                                                  Compliance, Europe,
                                                  the Middle East and
                                                  Africa, Citigroup
                                                  Asset Management
                                                  (from 1999 to 2000);
                                                  Compliance Officer,
                                                  Salomon Brothers
                                                  Asset Management
                                                  Limited, Smith
                                                  Barney Global
                                                  Capital Management
                                                  Inc., Salomon
                                                  Brothers Asset
                                                  Management Asia
                                                  Pacific Limited
                                                  (from 1997 to 1999).

Marianne Motley*        Assistant     Since 2000  Director, Mutual       N/A              N/A
Age 44                  Treasurer                 Fund Administration
                                                  for Citigroup Global
                                                  Markets (since 1994).

Thomas C. Mandia*       Assistant     Since 2000  Director and Deputy    N/A              N/A
Age 41                  Secretary                 General Counsel,
                                                  Citigroup Asset
                                                  Management (since
                                                  1992).

Rosemary D. Emmens*     Assistant     Since 2000  Vice President and     N/A              N/A
Age 34                  Secretary                 Associate General
                                                  Counsel, Citigroup
                                                  Asset Management
                                                  (since 1998).

Harris Goldblat*        Assistant     Since 2000  Associate General      N/A              N/A
Age 34                  Secretary                 Counsel, Citigroup
                                                  Asset Management
                                                  (since 2000);
                                                  Associate, Stroock &
                                                  Stroock & Lavan LLP
                                                  (from 1997 to 2000).

Joseph Volpe*           Assistant     Since 2002  Vice President of      N/A              N/A
Age 41                  Controller                Citigroup Asset
                                                  Management (since
                                                  1992).



Joseph Genco*           Assistant     Since 2002  Assistant Vice         N/A              N/A
Age 35                  Controller                President of
                                                  Citigroup Asset
                                                  Management (since
                                                  1997).



     The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. The Audit Committee oversees the scope of the Portfolio's audit, the Portfolio's accounting and financial reporting policies and practices and its internal controls. The Audit committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the Portfolio's independent auditors and approves the compensation of the independent auditors. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolio by the independent auditors and all permissible non-audit services provided by the Portfolio's independent auditors to its Manager and any affiliated service providers if the engagement related directly to the Portfolio's operations and financial reporting. During the most recent fiscal year, the Audit Committee met five times.

     The Board of Trustees also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolio are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee met four times during the fiscal year ended August 31, 2003. The Governance Committee does not have a procedure to consider nominees recommended by investors.

     Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), may make investments in the Portfolio, no Trustee owns any interest in the Portfolio. The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of December 31, 2002:


                                                                       AGGREGATE DOLLAR RANGE
                                                                        OF EQUITY SECURITIES
                                                                            IN INVESTMENT
                                                                        COMPANIES ASSOCIATED
                                                                           WITH CITIGROUP
                                            DOLLAR RANGE OF EQUITY     OVERSEEN BY THE TRUSTEE
                                          SECURITIES IN THE PORTFOLIO
         NAME OF TRUSTEE
         INTERESTED TRUSTEE
         R. Jay Gerken*                              none                   Over $100,000
         DISINTERESTED TRUSTEES
         Elliott J. Berv                             none                  $10,001-$50,000
         Donald M. Carlton                           none                  $10,001-$50,000
         A. Benton Cocanougher                       none                  $10,001-$50,000


         Mark T. Finn                                none                    $1-$10,000
         Stephen Randolph Gross                      none                       none
         Diana R. Harrington                         none                  $10,001-$50,000
         Susan B. Kerley                             none                    $1-$10,000
         Alan G. Merten                              none                    $1-$10,000
         C. Oscar Morong, Jr.                        none                    $1-$10,000
         R. Richardson Pettit                        none                  $10,001-$50,000
         Walter E. Robb, III                         none                 $50,001-$100,000


     None of the disinterested Trustees or their family members had any interest in the Manager, CitiGroup Global Markets, and any person directly or indirectly controlling, controlled by, or under common control with the Manager or CitiGroup Global Markets as of December 31, 2002.

     Information regarding compensation paid to the Trustees of the Trust for the fiscal year ended August 31, 2003 is set forth below. Mr. Gerken is not compensated for his services as Trustees because of his affiliation with the Manager.

     Each fund in the Citigroup Fund complex pays a pro rata share of Trustee fees based on asset size. The Portfolio currently pays each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $40,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, each Trustee who is not a director, officer or employer of the Manager or any of its affiliates and who acts as Chairman of any Committee of the Board of Trustees receives an additional $5,000 for acting as Chairman of such Committee. The Portfolio will reimburse these Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.



                                                         TRUSTEE COMPENSATION TABLE

------------------------------- ----------------------- ----------------- ---------------- ----------------
                                                           PENSION OR          TOTAL
                                                           RETIREMENT       COMPENSATION    NUMBER OF
                                                         BENEFITS PAID     FROM PORTFOLIO   FUNDS IN
                                      AGGREGATE            AS PART OF         AND FUND      COMPLEX
                                COMPENSATION FROM THE      PORTFOLIO        COMPLEX PAID   SUPERVISED BY
TRUSTEE                               PORTFOLIO(1)         EXPENSES(1)       TO TRUSTEE(2)   TRUSTEE(2)(3)
------------------------------- ----------------------- ----------------- ---------------- ----------------
INTERESTED TRUSTEES
------------------------------- ----------------------- ----------------- ---------------- ----------------
R. Jay Gerken                   $0                      None              $0               222
------------------------------- ----------------------- ----------------- ---------------- ----------------
DISINTERESTED TRUSTEES
------------------------------- ----------------------- ----------------- ---------------- ----------------
Elliott J. Berv                 $34,081                 None              $70,000          35
------------------------------- ----------------------- ----------------- ---------------- ----------------
Donald M. Carlton               $34,159                 None              $70,000          30
------------------------------- ----------------------- ----------------- ---------------- ----------------
A. Benton Cocanougher           $36,513                 None              $70,100          30
------------------------------- ----------------------- ----------------- ---------------- ----------------


Mark T. Finn                    $35,250                 None              $72,500          35
------------------------------- ----------------------- ----------------- ---------------- ----------------
Stephen Randolph Gross          $34,155                 None              $72,500          30
------------------------------- ----------------------- ----------------- ---------------- ----------------
Diana R. Harrington             $34,078                 None              $72,500          35
------------------------------- ----------------------- ----------------- ---------------- ----------------
Susan B. Kerley                 $34,081                 None              $72,500          35
------------------------------- ----------------------- ----------------- ---------------- ----------------
Alan G. Merten                  $32,964                 None              $70,000          30
------------------------------- ----------------------- ----------------- ---------------- ----------------
C. Oscar Morong, Jr.(4)         $34,081                 None              $90,500          35
------------------------------- ----------------------- ----------------- ---------------- ----------------
R. Richardson Pettit            $35,334                 None              $72,500          30
------------------------------- ----------------------- ----------------- ---------------- ----------------
Walter E. Robb, III .(4)        $34,081                 None              $72,500          35
------------------------------- ----------------------- ----------------- ---------------- ----------------

-------------------------------------------

(1) Information for the fiscal year ended on August 31, 2003.
(2) Information for the calendar year ended on December 31, 2002.
(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2002.
(4) Messrs. Morong and Robb have announced their intention to retire as Trustees of the Portfolio as of December 31, 2003.


     The Trustees have adopted a Retirement Plan for all Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75 (certain Trustees who had already attained age 75 when the Plan was adopted are required to retire effective December 31, 2003). Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with Citigroup for at least ten years and who have attained at least the age of 67 when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the calendar year ending on or immediately prior to the applicable Trustee's retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionately with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in installments or in twenty equal quarterly installments or, subject to the approval of the disinterest Trustees, a lump sum (discounted to present value). Benefits under the Plan are unfunded.

     The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.


                                                     Years of Service
                          ----------------------------------------------------------------------------------
Average Compensation in     5            6             7             8             9           10 Years
       Last Year          Years        Years         Years         Years         Years         or More
       of Service

         $50,000          $125,000     $150,000      $175,000      $200,000      $225,000      $250,000
         $60,000          $150,000     $180,000      $210,000      $240,000      $270,000      $300,000
         $70,000          $175,000     $210,000      $245,000      $280,000      $315,000      $350,000
         $80,000          $200,000     $240,000      $280,000      $320,000      $360,000      $400,000
         $90,000          $225,000     $270,000      $315,000      $360,000      $405,000      $450,000
        $100,000          $250,000     $300,000      $350,000      $400,000      $450,000      $500,000

     Assuming continuous service as a Trustee of the Portfolio until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan.

     During the fiscal year ended August 31, 2003, former Trustees of the Funds received the following retirement benefits under the Plan: Mr. Riley C. Gilley, an aggregate of $70,000 in 4 quarterly installment payments; and Mr. E. Kirby Warren, an aggregate of $70,000 in 4 quarterly installment payments.

     Officers receive no compensation from the Portfolio although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

     The Portfolio's Declaration of Trust provides that the Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

     In approving the continuation of the Management Agreement, the Board, including the Independent Trustees, considered the reasonableness of the advisory fee in light of the extent and quality of the advisory services provided and any additional benefits received by the Manager or its affiliates in connection with providing services to the Portfolio, compared the fees charged by the Manager to those paid by similar funds or clients for comparable services, and analyzed the expenses incurred by the Manager with respect to the Portfolio. The Board also considered the Portfolio's performance relative to a selected peer group and to other benchmarks, the expense ratio of the Portfolio in comparison to other funds of comparable size, and other factors. In addition, the Trustees considered information received at regular meetings throughout the year relating to Portfolio performance and Manager services, and benefits potentially accruing to the Manager and its affiliates from securities lending, administrative and brokerage relationships with affiliates of the Manager, as well as research services received by the Manager from broker-dealers who execute transactions on behalf of the Portfolio. After requesting and reviewing such information as they deemed necessary, the Board concluded that the continuation of the Management Agreement was in the best interests of the Portfolio and its investors. The Independent Trustees were advised by separate independent legal counsel throughout the process.

     The Portfolio, the Manager and the placement agent for the Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.


Item 14.  Control Persons and Principal Holders of Securities.

     Citi Cash Reserves (a series of CitiFunds Trust III), Citi Premium Liquid Reserves (a series of CitiFunds Premium Trust) and Citi Institutional Liquid Reserves (a series of CitiFunds Institutional Trust) (collectively, the "Funds"), and Citi Premium Liquid Reserves, Ltd., and Citi Institutional Liquid Reserves, Ltd. own all of the beneficial interests in the Portfolio. The following is a list of the record holders of beneficial interests in the
Portfolio:

                                                           BENEFICIAL INTEREST
           NAME OF RECORD HOLDER                             (AS OF 12/1/03)
------------------------------------------------- -- --------------------------

      Citi Cash Reserves                                         5.0%
      Citi Premium Liquid Reserves                               3.2%
      Citi Institutional Liquid Reserves                        63.1%
      Citi Premium Liquid Reserves, Ltd.                         0.7%
      Citi Institutional Liquid Reserves, Ltd.                  28.0%

     The Funds are registered investment companies which have informed the Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) each will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise act in accordance with applicable law. If a Fund calls a meeting of its shareholders, to the extent that Fund does not receive instructions from its shareholders, the Fund will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, a Fund could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.


Item 15.  Investment Advisory and Other Services.

     Citi Fund Management manages the assets of the Portfolio pursuant to an investment management agreement (the "Management Agreement"). Subject to such policies as the Board of Trustees of the Portfolio may determine, the Manager manages the securities of and makes investment decisions for the Portfolio. The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing investments and effecting securities transactions for the Portfolio. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

     Unless otherwise terminated, the Management Agreement will continue in effect for an initial two year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Portfolio's Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Portfolio are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolio.

     The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable by the Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice when authorized either by a vote of holders of shares representing a majority of the voting power to the outstanding voting securities of the Portfolio or by a vote of a majority of its Board of Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     For its services under the Management Agreement, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.15% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year.

     For the fiscal year ended August 31, 2000, and for the period from September 1, 2000 to March 31, 2001, the fees paid by the Portfolio to Citi Fund Management's predecessor, Citibank, under a prior Advisory Agreement, after waivers, were $11,359,641 and $7,886,219, respectively. For the periods from April 1, 2001 to August 31, 2001, and from September 1, 2001 to December 31, 2001, the fees paid by the Portfolio to Citi Fund Management under a prior management agreement, after waivers, were $9,823,832 and $11,324,457, respectively. For the period from January 1, 2002 to August 31, 2002, the fees paid by the Portfolio to Citi Fund Management under its current Management Agreement were $23,989,622. For the fiscal year ended August 31, 2003, the fees paid by the Portfolio to Citi Fund Management under its current Management Agreement, after waivers, were $34,902,447.

     Prior to December 31, 2001, the Portfolio received administrative services under separate Administrative Services Agreements. For the period from January 1, 2001 to August 31, 2001, and for the period from September 1, 2001 to December 31, 2001, the Portfolio's Administrator was Smith Barney Fund Management LLC. Smith Barney Fund Management received a fee accrued daily and paid monthly at an annual rate not exceeding 0.05% of the assets of the Portfolio. Fees payable to Smith Barney Fund Management under the Administrative Services Agreement were voluntarily waived. For the fiscal year ended August 31, 2000 and for the period from September 1, 2000 to December 31, 2000, Signature Financial Group (Cayman) Ltd. provided administrative services to the Portfolio. The fees payable to Signature Financial Group were also voluntarily waived.

     The Portfolio has entered into a Transfer Agency and Service Agreement with Citicorp Trust Bank, fsb ("Citicorp Trust") pursuant to which Citicorp Trust acts as transfer agent for the Portfolio. Under the Transfer Agency and Service Agreement, Citicorp Trust maintains the account records for the Portfolio, handles certain communications between investors and the Portfolio and distributes distributions payable by the Portfolio. The principal business address of Citicorp Trust is 125 Broad Street, New York, New York 10004.

     The Portfolio also has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street"), pursuant to which custodial and fund accounting services are provided for the Portfolio. Among other things, State Street calculates the daily net asset value for the Portfolio. Securities held for the Portfolio may be held by a sub-custodian bank approved by the Portfolio's Trustees. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.

     PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, are the independent accountants for the Portfolio, providing audit services and assistance and consultation with respect to the preparation of filings with the SEC.


Item 16.  Brokerage Allocation and Other Practices.

     The Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases, and no such commissions have been paid by the Portfolio during the past three fiscal years ended August 31, 2003. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of the investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for the Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolio and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies or series managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     Portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, subject to applicable law. No commissions on portfolio transactions were paid by any Portfolio during the fiscal year ended August 31, 2003 to the Manager or any affiliate of the Manager.


Item 17.  Capital Stock and Other Securities.

     The Portfolio is organized as a trust under the laws of the State of New York. Under its Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in the Portfolio may not be transferred without prior written consent of the Trustees.

     The Trustees of the Trust may require the Trust to redeem the interests of any investors in the Portfolio under certain circumstances. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

     Each investor is entitled to a vote in proportion to the value of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Except in limited circumstances, the Trustees may, without any investor vote, amend or otherwise supplement the Declaration of Trust.

     The Portfolio may merge or consolidate with or may sell, lease or exchange all or substantially all of its assets to another operating entity, if approved by interests representing a majority of the voting power of the outstanding interests in the Portfolio, or by the written consent, without a meeting of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolio. The Trustees of the Portfolio may reorganize or reincorporate the Portfolio into a newly created entity without the vote or consent of its investors. The Portfolio may also be terminated at any time by the affirmative vote of two-thirds of the voting power representing the outstanding interests of the Portfolio or by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually, but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a

Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 3:00 p.m., Eastern time, on each such business day, the value of each investor's interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 3:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio 3:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 3:00 p.m., Eastern time, on the following business day of the Portfolio.


Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio normally determines its net asset value as of 3:00 p.m. Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which the Portfolio invests close early, the Portfolio's net asset value may be determined as of the earlier close of these markets.

     The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates or other factors cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the SEC, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days, limits its investments, including repurchase agreements, to those U.S. dollar-denominated instruments that have been determined by the Manager to present minimal credit risks and complies with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria.

     Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Portfolio may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.


Item 19.  Taxation of the Portfolio.

     The Portfolio is organized as a trust under New York law. The Portfolio has determined, on the basis in part of a ruling of the Internal Revenue Service, that it is properly treated as a partnership for federal income tax and New York tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, the Portfolio does not expect to pay any federal income taxes, but each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolio and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Portfolio's tax year-end is August 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolio or on withdrawals from the Portfolio. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     Portfolio income allocated to investors that is derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the Portfolio for state and local income tax purposes.

     There are certain tax issues which will be relevant to only certain of the Portfolio's investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.


Item 20. Underwriters.

     The exclusive placement agent for the Portfolio is Citigroup Global Markets., which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


Item 21.  Calculation of Performance Data.

     Not applicable.

Item 22.  Financial Statements.

     The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-03-003221), for the fiscal year ended August 31, 2003 are incorporated by reference into this Part B.

     A Copy of the Annual Report of the Portfolio accompanies this Part B.

                                     PART C


Item 23. Exhibits.

     ***  a(1)    Amended and Restated Declaration of Trust of the Registrant

   *****  a(2)    Amendment to the Amended and Restated Declaration of Trust of
                  the Registrant

          a(3) Amendment to the Amended and Restated Declaration of Trust of the Registrant

     ***  b       By-laws of the Registrant

    ****  d       Management Agreement between the Registrant and Citi Fund
                  Management Inc., as manager

    ****  e       Form of Placement Agency Agreement by and between the
                  Registrant and Salomon Smith Barney Inc.

       *  g(1)    Custodian Contract between the Registrant and State Street
                  Bank and Trust Company ("State Street"), as custodian

     ***  g(2)    Amendment to the Custodian Contract between the Registrant and State Street, as custodian

    ****  h(1)    Form of Transfer Agency and Services Agreement between the
                  Registrant and Citicorp Trust Bank, fsb (formerly Travelers
                  Bank & Trust, fsb, formerly Citi Fiduciary Trust, formerly
                  Smith Barney Private Trust Company)

    ****  h(2)    Letter Agreement to Transfer Agency and Services Agreement

      **  p       Codes of Ethics

---------------------------------------------------------------------
* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-05813) as filed with the Securities and Exchange Commission on December 30, 1996.
** Incorporated herein by reference to the Registration Statement for Institutional Portfolio on Form N-1A (File No. 811-10407) as filed with the Securities and Exchange Commission on June 8, 2001.
*** Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-05813) as filed with the Securities and Exchange Commission on December 31, 2001.
**** Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-05813) as filed with the Securities and Exchange Commission on December 30, 2002.
***** Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-05813) as filed with the Securities and Exchange Commission on December 29, 2003.

Item 24.  Persons Controlled by or under Common Control with Registrant.

         Not applicable.

Item 25.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Amended and Restated Declaration of Trust, incorporated herein by reference as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Citigroup Global Markets Inc. (formerly Salmon Smith Barney Inc.) filed as an exhibit hereto.

     The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Manager - Citi Fund Management Inc. ("Citi Fund Management") was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly owned subsidiary of Smith Barney Fund Management LLC, which in turn is an indirect wholly owned subsidiary of Citigroup Inc.

     Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this Item 26 of officers and directors of Citi Fund Management together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).

Item 27.  Principal Underwriters.

     (a) Citigroup Global Markets Inc. ("CGM") (formerly Salomon Smith Barney Inc.), the Registrant's placement agent, is the distributor for Smith Barney Trust II, CitiFunds Trust III, CitiFunds Trust I, CitiFunds Premium Trust and CitiFunds Institutional Trust. CGM is the placement agent for Institutional Portfolio, Tax Free Reserves Portfolio and U.S. Treasury Reserves Portfolio.

     (b) CGM is also the distributor for the following funds: Salomon Funds Trust, Smith Barney Allocation Series Inc., Smith Barney Investment Series, Consulting Group Capital Markets Funds, High Income Opportunity Fund Inc., Intermediate Municipal Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, Real Estate Income Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Municipal High Income Fund Inc., Citigroup Investments Corporate Loan Fund Inc., Zenix Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund, Salomon Brothers Institutional Series Fund Inc., Salomon Brothers Series Funds Inc., Salomon Brothers Variable Series Funds Inc., Salomon Brothers Opportunity Fund Inc., Salomon Brothers 2008 Worldwide Government Term Trust, Salomon Brothers High Income Fund, Salomon Brothers High Income Fund II, Salomon Brothers Emerging Markets Income Fund Inc., Salomon Brothers Emerging Markets Income Fund II Inc., Salomon Brothers Emerging Markets Floating Rate Fund Inc., Salomon Brothers Global High Income Fund Inc., Salomon Brothers Global Partners Income Fund Inc., Salomon Brothers Emerging Markets Debt Fund Inc., Salomon Brothers Municipal Partners Fund Inc., Salomon Brothers Municipal Partners Fund II Inc., Greenwich Street Series Fund, SB Adjustable Rate Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Telecommunications Trust, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     (c) The information required by this Item 27 with respect to each director, officer and partner of CGM is incorporated by reference to Schedule A of Form BD filed by CGM pursuant to the Securities Exchange Act of 1934 (SEC File No. 8-8177).

     (d) Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

        NAME                                          ADDRESS

Citigroup Global Markets Inc.                    388 Greenwich Street
(formerly Salomon Smith Barney Inc.)             New York, NY 10013
(placement agent)

State Street Bank and Trust                      225 Franklin Street
Company                                          Boston, MA 02110
(custodian)

Citicorp Trust Bank, fsb                         125 Broad Street
(f/k/a Travelers Bank and Trust, fsb)            New York, NY 10004
(transfer agent)

Citi Fund Management Inc.                        100 First Stamford Place
(investment manager)                             Stamford, CT 06902


Item 29.  Management Services.

     Not applicable.

Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut, on the 27th day of February, 2004.


                                        LIQUID RESERVES PORTFOLIO


                                        By:  /s/ Rosemary D. Emmens
                                             ---------------------------
                                             Rosemary D. Emmens,
                                             Assistant Secretary

                                 EXHIBIT INDEX



      Exhibit:       Description:

      a(3) Amendment to the Amended and Restated Declaration of Trust of the Registrant